UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 9, 2025

PUREBASE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8631 State Hwy, 124

Ione, CA 95640

(Address of principal executive offices)

(209) 274-9143

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On July 8, 2025, Purebase Corporation, a Nevada corporation (the “Company”), filed a Current Report on Form 8-K with the Securities and Exchange Commission to report that it had entered into that certain Assignment of Lease Agreement, dated June 18, 2025, with U.S. Mine Corporation, a Nevada corporation (“USMC”). Pursuant to the agreement, USMC assigned, transferred, and set over to the Company all rights, title, and interest held by USMC in and to the U.S. Bureau of Land Management (“BLM”) Preference Right Lease Serial No. N-62445-01 between the BLM and USMC, for mining rights to approximately 2,500 acres located on the western side of the Weepah Hills in the Mount Diablo Meridian area of Esmeralda County, Nevada, subject to the terms and conditions set forth therein.

The transfer has not been completed. In order to effectuate and finalize the transfer of the lease, USMC is required to obtain the consent of the BLM and Rulco LLC, a Nevada limited liability company. Until such consents are obtained and the transfer is approved, the Assignment of Lease will not be effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Purebase has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREBASE CORPORATION

Dated: October 9, 2025	By:	/s/ A. Scott Dockter
A. Scott Dockter
Chief Executive Officer